EXHIBIT 4.10

                           CERTIFICATE OF DESIGNATION
                                  ESTABLISHING
                            SERIES B PREFERRED STOCK
                                       OF
                        KARTS INTERNATIONAL INCORPORATED


         1.       The   name  of  the   Corporation   is   Karts   International
Incorporated, a Nevada corporation (the "Corporation").

         2. The Board of Directors of the Corporation duly adopted the following resolutions at a special meeting of the Board of Directors held on September 25, 2000:

                  WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series B Preferred Stock of Karts International Incorporated ("Certificate"), attached hereto as Exhibit A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock");

                  RESOLVED, that 100,000 shares of authorized but unissued Preferred Stock of the Corporation be designated Series B Preferred Stock and authorized for issuance and that the Series B Preferred Stock have the rights, preferences, limitations and restrictions set forth herein.

                  FURTHER RESOLVED, that the Chief Executive Officer, President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation,
         individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation in accordance with Section 78.1955 of the Nevada General Corporation Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series A Preferred Stock.

         3. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000, of which 2,500,000 shares have previously been designated as 9% Convertible Preferred Stock and 4,000,000 shares have previously been designated as Series A Preferred Stock (the "Existing Preferred"), and the number of shares of the Series B Preferred Stock, none of which has been issued, is 100,000.

         4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

         IN WITNESS WHEREOF,  Karts  International  Incorporated has caused this
Certificate to be executed by Charles Brister, President, this 26th day of September, 2000.

                                        KARTS INTERNATIONAL INCORPORATED


                                        By: ____________________________________
                                               Charles Brister, President
ATTEST:


By: _____________________________________
    Geoffrey Craig benRichard barAbba,
    Corporate Secretary


STATE OF TEXAS      ss.
                    ss.
COUNTY OF DALLAS    ss.

         The foregoing instrument was acknowledged before me, on the 26th day of September, 2000, by Charles Brister, President, and Geoffrey Craig benRichard barAbba, Secretary of Karts International Incorporated, a Nevada corporation, on behalf of the corporation.

         Given under my hand and official seal this 26th day of September, 2000.



                                                ________________________________
                                                Notary Public

              DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS OF
                            SERIES B PREFERRED STOCK
                                       OF
                        KARTS INTERNATIONAL INCORPORATED


         1. Dividend Provisions. The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends.

         2.       Liquidation Preference.

         (a) The preferences, limitations and rights of the Series B Preferred Stock is subordinate to the preferences, limitations and rights of the Company's outstanding Series A Preferred Stock and pari passu with the preferences, limitations and rights of the outstanding 9% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall first have received complete payment for the Series A Preferred Stock then outstanding as provided under the Certificate of Designation Establishing Series A Preferred Stock then in effect (the "Series A Preferred Stock Certificate") and thereafter the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, other than to the holders of the outstanding Series A Preferred Stock, by reason of their ownership thereof, an amount per share equal to the sum of (i) $75.00 for each outstanding share of Series B Preferred Stock and the holders of Convertible Preferred Stock shall be entitled to receive an amount of $1.00 per share for each outstanding share of Convertible Preferred Stock, plus all accrued and unpaid dividends on each such share up to the date fixed for distribution (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or the like). Subject to the prior rights of the holders of the Series A Preferred Stock, if the assets and funds thus distributed among the holders of the Series B Preferred Stock and Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the available assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

         (b) Upon the completion of the distribution required by subsection (a) of this Section 2, including the distribution to the holders of the Series A Preferred Stock, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock). The Series B Preferred Stock and Convertible Preferred Stock shall have no further rights to participate in the distribution of the assets of the Corporation.

         (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock then outstanding shall determine otherwise), (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company.


                               EXHIBIT A - Page 1

                  (ii) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                           (A)  Securities  not subject to investment  letter or
other similar restrictions on free marketability covered by (B) below:

                                    (1) If traded on a  securities  exchange  or
through the Nasdaq National Market the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                                    (2) If actively traded over the counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                    (3) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the Series A Preferred Stock and Series B Preferred Stock then outstanding.

                           (B) The method of valuation of securities  subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate), shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the Series A Preferred Stock and Series B Preferred Stock then outstanding.

                  (iii) In the event the requirements of this subsection 2(b) are not complied with, the Company shall forthwith either:

                           (A) cause  such  closing to be  postponed  until such
time as the requirements of this Section 2 have been complied with; or

                           (B)  cancel  such  transaction,  in which  event  the
rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                  (iv) The Company shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred that an entitled to such notice rights or similar notice rights and that represent at least a majority of the Series B Preferred Stock then outstanding.


                               EXHIBIT A - Page 2

         3.       Redemption.

         (a) Subject to the prior written consent of the holders of at least a majority of the outstanding Series A Preferred Stock, on or after May 31, 2003, the Company may redeem all or a portion of the Series B Preferred (in multiples of $1,000,000), by paying in cash therefor a sum equal to $150.00 per share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Redemption Price"). Any redemption of Series B Preferred Stock elected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock proposed to be redeemed by the Company.

         (b) At least thirty (30) but no more than forty-five (45) days prior to each date on which the Series B Preferred Stock may be redeemed, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business: on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the same, specifying the number of shares that may be subject to any such redemption, the date set for such redemption, the Redemption Price for any such redemption, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, his, her, or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). For purposes hereof the term "Redemption Date" shall be deemed to refer to the date set by the Company for a redemption. Except as provided in subsection (3), on or after each Redemption Date, each holder of Series B Preferred Stock to be redeemed on such Redemption Date shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on the certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less then all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holder of shares of Series B Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Company or redeemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series B Preferred


                               EXHIBIT A - Page 3
on a Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series B Preferred Stock receives the same percentage of the applicable Series B Redemption Price, as the case may be. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Company has become obliged to redeem on any Redemption Date but that it has not redeemed.

         4. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares into such number of fully paid and nonassessable shares of Common Stork as is determined by dividing the Conversion Price per share of such Series B Preferred in effect at the time of conversion into the sum of $75. The initial "Conversion Price" per share for shares of Series B Preferred Stock shall be $0.375; provided, however that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

         (b) Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at that time in effect for such Series B Preferred Stock immediately, in the manner specified in Section 4(a) above, upon (i) the Company's sale of its Common Stock with an aggregate offering price of $10,000,000 and a per share price of $5.00, and (ii) the written consent or agreement of the holders of a majority of the then outstanding shares of the Series B Preferred Stock.

         (c) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state them in the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the. shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.


                               EXHIBIT A - Page 4

         (d) Conversion Price. Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) (A) If the Company shall issue after the date upon which any shares of Series B Preferred Stock are first issued pursuant to the Stock Purchase Agreement, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

                           (B) No  adjustment  of the  Conversion  Price for the
Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (C) In the case of the  issuance of Common  Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof

                           (D) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors and a majority of the shares of Series B Preferred Stock, irrespective of any accounting treatment.

                           (E) In the case of the issuance  (whether before,  on
or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4,(d)(i) and subsection 4(d)(ii):

                                    (1) The aggregate  maximum  number of shares
of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(j)(C) and (d)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.


                               EXHIBIT A - Page 5

                                    (2) The aggregate  maximum  number of shares
of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable, securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus their minimum additional consideration. if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                    (3) In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4) Upon the  expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5) The  number of  shares  of Common  Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(I) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                           (ii)  "Additional  Stock"  shall  mean  any  share of
Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(j)(E)) by the Company after September 26, 2000 (the "Initial Purchase Date"), other than:

                                    (A)  Common  Stock  issued   pursuant  to  a
transaction described in subsection 4(d)(iii) hereof, or


                               EXHIBIT A - Page 6

                                    (B) up to an aggregate  of 1,000,000  shares
of Common Stock issuable to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to options currently outstanding as of the date of the filing of this Certificate of Designation and issued pursuant to the 1998 Stock Compensation Plan of the Company as it exists on the Initial Purchase Date and any other Stock Compensation Plan of the Company approved after the Initial Purchase Date by the holders of at least a majority of the then outstanding voting capital stock of the Company;

                                    (C) Common  Stock  issued or  issuable  upon
conversion of the Convertible Preferred Stock, Series A Preferred Stock and Series B Preferred Stock;

                                    (D) Common Stock issued upon the exercise of
any warrant or convertible security of the Company outstanding as of the date of the filing of this Certificate of Designation;

                                    (E) The issuance of securities in connection
with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; and

                                    (F) Common  Stock  issued as a  dividend  on
outstanding Preferred Stock as it exists on the Initial Purchase Date.

                           (iii) In the event the Company  should at any time or
from time to time after the Initial Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter or referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                           (iv)  If  the  number  of  shares  of  Common   Stock
outstanding at any time after the Initial Purchase Date is decreased by combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).


                               EXHIBIT A - Page 7

         (e) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

         (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be. applicable after that event as nearly equivalent as may be practicable,

         (g) No Impairment. The Company will not by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action a may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

         (h) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares; of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the, terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to holder a like certificate setting forth (A) such adjustment and readjustment (B) the Conversion Price for such series of Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series B Preferred Stock.


                               EXHIBIT A - Page 8

         (i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or tight.

         (j) Reservation of Stock Issuable Upon Conversion. The Company shall as soon as practicable after the filing of this Certificate with the Secretary of the State of Nevada seek approval of its shareholders for an amendment to the Company's Articles of Incorporation increasing the authorized shares of Common Stock of the Company from 35,000,000 shares to at least 50 million shares of Common Stock and thereafter the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of affecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Designation.

         (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         5.       Voting Rights.

         (a) General Voting Rights. The holder of each share of Series B Preferred Stock Shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, not withstanding any provision hereof, to notice of any stockholder meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).


                               EXHIBIT A - Page 9

         (b) Voting for the Election of Directors. The holders of Series B Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect the directors of the Company; provided, however for so long as a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect a majority of the directors of the Company at each annual election of directors; provided, further however for so long as a majority of the shares of Series A Preferred Stock originally issued remain outstanding, if additional directors are elected to the Board of Directors by the holders of the Company's outstanding Convertible Preferred Stock pursuant to that certain Certificate of Designation, Preferences and Rights of 9% Cumulative Convertible Preferred Stock adopted by the Board of Directors of the Company on March 25, 1999, the holders of such shares of Series A Preferred Stock shall be entitled to elect such additional directors as shall be necessary to maintain a majority of directors on the Board of Directors of the Company.

         In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may be affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there am no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

         6. Protective Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company shall. not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

         (a) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock;


                              EXHIBIT A - Page 10

         (b) authorize to issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series B Preferred Stock with respect to liquidation, redemption or voting;

         (c) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series B Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (B) the redemption of any share or shares of Series A Preferred Stock or Series B Preferred Stock in accordance with Section 3;

         (d) authorize any dividend or other distribution (other than a stock dividend) with respect to any capital stock of the Company, other than the dividends payable to the holders of the Series A Preferred Stock or to the holders of the Convertible Preferred Stock outstanding on the date of this resolution.

         (e) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of if the Company shall have caused the Series B Preferred Stock to remain outstanding after the merger or consolidation and be convertible into the same consideration received by the holders of the Common Stock in the merger or consolidation;

         (f) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock; or

         (g) amend the Company's Articles of Incorporation or bylaws.

         7. Status of Redeemed or Converted Stock. All shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized, unissued shares of undesignated preferred stock available for issuance by the Company.





                              EXHIBIT A - Page 11